Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of Trustees of BB&T Funds:

In planning and performing our audits of the financial statements of BB&T Funds: Equity
Income Fund, Large Cap Fund, Large Cap Growth
Fund, Mid Cap Value Fund, Mid Cap Growth Fund,
Small Cap Fund, National Tax Free Money Market
Fund, Special Opportunities Equity Fund,
International Equity Fund, Short U.S.
Government Fund, Intermediate U.S. Government
Fund, Total Return Bond Fund, Kentucky
Intermediate Tax Free Fund, Maryland
Intermediate Tax Free Fund, North Carolina
Intermediate Tax Free Fund, South Carolina
Intermediate Tax Free Fund, Virginia
Intermediate Tax Free Fund, West Virginia
Tax-Free Fund, Prime Money Market Fund, U.S.
Treasury Money Market Fund, Capital Manager
Conservative Growth Fund, Capital Manager
Moderate Growth Fund, Capital Manager Growth
Fund, and Capital Manager Equity Fund as of and for the year ended September 30, 2006, in accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis in designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of BB&T Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the BB&T Funds is
responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S.
Generally Accepted Accounting Principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S.
Generally Accepted Accounting Principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of BB&T Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in BB&T Funds internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of September 30, 2006.

This report is intended solely for the
information and use of management and the Board of Trustees of the BB&T Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP
Columbus, Ohio
November 27, 2006